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                                                         WANG LABORATORIES, INC.
                                                         One Industrial Avenue
                                                         Lowell, MA 01851
                                                         Tel: 508/459-5000

F O R  I M M E D I A T E  R E L E A S E



        Contact:
        Frank Ryan (508) 967-7038
        Ed Pignone (508) 967-4912


                   WANG REPORTS THIRD-QUARTER RESULTS
                   ----------------------------------

              Lowell, Mass. (May 2, 1995 ) -- Wang (NASDAQ: WANG) today announced its third-quarter results, which were in line with the anticipated results announced by the company on March 31, 1995.

              For the quarter ended March 31, 1995, Wang reported revenues of $253.1 million and an operating loss, before amortization of intangible assets, of $4.0 million, which compares to revenues of $205.0 million and operating income of $8.5 million in the year-ago period.

              The net loss for the quarter was $72.2 million, which includes a $64.2 million charge for integration, consolidation, and other initiatives principally related to Wang's acquisition of certain of the businesses of Groupe Bull. In future quarters, as the amounts are incurred, the company expects to report approximately $10 million of additional costs for acquisition-related relocation, systems integration, and other related charges. The net loss for the quarter compares to net income of $3.1 million in the year-ago period. EBITDA (earnings before interest, taxes, depreciation, and amortization) were $11.1 million for the current quarter.

              Because the Groupe Bull acquisition closed on January 31, 1995, third-quarter results include only two months of results from the acquired businesses.

                                - more -


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              Wang ended the period with cash balances of $93.0
         million on March 31, 1995, and with no borrowings under its revolving credit facility. The company noted that approximately $110 million in cash was used during the quarter to complete the Groupe Bull acquisition. The March 31 cash balances do not include proceeds from Microsoft's purchase of Wang convertible preferred stock, which is expected to be concluded during the fourth quarter.

              Joseph M. Tucci, chairman and chief executive officer, said, "In the third quarter we completed our plan for the integration and consolidation of the businesses we acquired from Groupe Bull on January 31, 1995. We are moving forward aggressively in implementing these programs, which are expected to reduce costs and expenses by approximately $85 million on an annualized basis.

              "During the third quarter, customers ordered 95 OPEN/workflow and OPEN/image systems from Wang, up from 40 systems in the year-ago quarter. Our recently announced alliances with Kodak and Microsoft support our strategy to be the acknowledged leader in imaging and workflow software."

              For the nine months ended March 31, 1995, Wang reported revenues of $661.4 million and operating income, before amortization of intangible assets, of $19.3 million, which compares to $647.7 million and $35.5 million, respectively, in the year-ago period. The net loss for the nine months was $64.3 million, and is not comparable to prior periods due to the implementation of fresh-start reporting on September 30, 1993, and the inclusion, in the current period, of the costs related to the company's Groupe Bull acquisition.

               EBITDA for the nine months were $52.8 million.


                                 - end-

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
                                                   WANG LABORATORIES, INC.

                                                       PRESS RELEASE



                                                            (Dollars in millions except per share data)

                                                                 Quarter Ended                Nine Months Ended
                                                                   March 31,                     March 31,
                                                       ----------------------------- -----------------------------
                                                          1995             1994           1995            1994
                                                       -------------   ------------- -------------   -------------
                                                                                                        Combined
                                                                                                     Predecessor &
                                                                                                      Reorganized
                                                                  Reorganized Company                   Company.
                                                       ----------------------------------------      -------------
      Revenues:
        Product                                           $ 92.3        $ 73.5        $269.9           $226.1
        Service and other                                  160.8         131.5         391.5            421.6
                                                          ------        ------        ------           ------
                                                           253.1         205.0         661.4            647.7

      Costs and expenses                                   257.1         196.5         642.1            612.2
                                                          ------        ------        ------           ------

      Operating income (loss) before
        amortization of intangible assets
        and restructuring                                   (4.0)          8.5          19.3             35.5

      Amortization of intangible assets (a)                  8.9           6.9          22.1             13.8

      Restructuring (b)                                     64.2            --          64.2               --
                                                          ------        ------        ------           ------

      Operating income (loss)                              (77.1)          1.6         (67.0)            21.7

      Interest and other income - net                       (1.3)         (3.8)         (6.3)            (6.4)
                                                          ------        ------        ------           ------

      Income (loss) before income taxes
        and reorganization items                           (75.8)          5.4         (60.7)            28.1

      Provision (benefit) for income taxes                  (3.6)          2.3           3.6              8.2
                                                          ------        ------        ------           ------

      Income (loss) before reorganization items            (72.2)          3.1         (64.3)            19.9

      Reorganization-related items                            --            --            --            488.0 (c)
                                                          ------        ------        ------           ------

      Net income (loss)                                    (72.2)          3.1         (64.3)           507.9

      Dividends and accretion on
        redeemable preferred stock                          (2.1)         (1.9)         (6.2)            (2.2)
                                                          ------        ------        ------           ------

      Net income (loss) applicable to
        common stockholders                               $(74.3)       $  1.2        $(70.5)          $505.7
                                                          ======        ======        ======           ======

      Net income (loss) per share                         $(2.24)       $ 0.04        $(2.17)          $    *
                                                          ======        ======        ======           ======

(a)    Amount relates to amortization of intangible assets acquired from Groupe Bull and assets identified in connection with the adoption of "fresh-start" reporting.

(b)    Charges principally associated with integration and consolidation initiatives related to the acquisition of certain of the businesses of Groupe Bull.

(c)    Includes $329.3 million extraordinary gain on debt discharge and $193.6 million to adjust the company's balance sheet to fair market value recorded as a result of the confirmation of the Reorganization Plan and the adoption of "fresh-start"
       reporting. These gains are reduced by $34.9 million of professional fees, restructuring initiatives, and other expenses related to the company's reorganization under Chapter 11.

*      Earnings per share information is not presented for the nine months ended March 31, 1994 due to the implementation of
       "fresh-start' reporting in connection with the confirmation of the Reorganization Plan, which resulted in a revised capital structure of the company as of September 30, 1993.